EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-K for the fiscal year ended April 30, 2026, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Anthony L. Havens, Chief Executive Officer and principal financial and accounting officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and

(2)	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: August 13, 2026

/s/ Anthony L. Havens
Anthony L. Havens, Chief Executive Officer, principal executive officer, principal financial and accounting officer